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                                EXHIBIT 10.36

         AMENDMENT TO THE SENIOR LINE OF CREDIT AGREEMENT AND NOTES

         This is an Amendment to the Senior Line of Credit Agreement between Aries Domestic Fund, the Aries Fund, a Cayman Islands Trust (the "Funds"), and Xenometrix, Inc. (the "Company"), dated September 25, 1997 (the "Agreement").

         Whereas, Xenometrix is engaged in discussions with several companies relating to licensing its patents, exclusively or non-exclusively and;

         Whereas, the Company is engaged in discussions that may lead to the sale of the Company or all or some of the assets of the Company, and;

         Whereas, the existing line of credit, due to be retired on March 25, 1998, represents a potential impediment to the effective implementation of these transactions;

         Now therefore, the Parties agree to amend the Agreement as follows:

         The Funds agree to extend the Maturity Date of all of the Notes issued under the Agreement to May 25, 1998. A thirty (30) day extension beyond May 25th will not be unreasonably withheld provided the Company can demonstrate evidence of pending agreements in the area of patent licensing and/or acquisition by [ * ] or such other parties as agreed upon by the Funds. Any extensions beyond the first thirty (30) day extension, must be agreed to by the Funds, "Evidence" is defined as a signed letter of intent with specific terms which include a provision for the repayment of the Notes. The Company agrees to pay the default interest rate of eighteen percent (18%) starting on March 25th and continuing until the payment of the Notes. All other terms and conditions of the Agreement as amended will continue to be in full force during the extension period.

         In witness whereof, the Parties hereto have caused this Amendment to be executed by their respective duly authorized representative as of the day and year written below.

XENOMETRIX, INC.                  THE ARIES FUND, A CAYMAN
                                  ISLAND TRUST
By: /s/ Stephen J. Sullivan       By: its Investment Manager,
Name: Stephen J. Sullivan         PARAMOUNT CAPITAL ASSET
Title: President and CEO          MANAGEMENT, INC.
                                  By: /s/ Lindsay A. Rosenwald, M.D.
                                     -------------------------------
                                  Name: Lindsay A. Rosenwald, M.D.
                                  Title: President

                                  THE ARIES DOMESTIC FUND, L.P.,
                                  By: its General Partner, PARAMOUNT
                                  CAPITAL ASSET MANAGEMENT, INC.
                                  By: /s/ LINDSAY A. ROSENWALD, M. D.
                                     -------------------------------
                                  Name: Lindsay A. Rosenwald, M.D.
                                  Title: President

* CERTAIN CONFIDENTIAL MATERIAL CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES AND EXCHANGE COMMISSION ACT OF 1934, AS AMENDED.